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                                                                    EXHIBIT 10.5

                  ITT INDUSTRIES 1997 LONG-TERM INCENTIVE PLAN
                   (AMENDED AND RESTATED AS OF JULY 13, 2004)

1. ESTABLISHMENT AND PURPOSE

      1.1 Establishment of the Plan. ITT Industries, Inc., an Indiana corporation, hereby establishes an incentive compensation plan to be known as the "ITT Industries 1997 Long-Term Incentive Plan" (the Plan"), as set forth in this document. The Plan shall become effective as of January 1 1997, subject to approval by the requisite shareholders of the Company. The Plan shall remain in effect until terminated by the Board.

      1.2 Purposes. The purposes of the Plan are to promote the achievement of long-term objectives of the Company by tying Key Employees' long-term incentive opportunities to preestablished goals; to attract and retain Key Employees of outstanding competence, and to encourage teamwork among them; and to reward performance based on the successful achievement of the preestablished objectives. Awards will be made, at the discretion of the Committee, to Key Employees (including officers and Directors who are also employees) whose responsibilities and decisions directly affect the performance of any Participating Company. All benefits payable under the Plan to the Company's Chief Executive and the four other highest compensated executive officers whose compensation is subject to disclosure in the Company's proxy statement is intended to qualify as "performance-based compensation" for purposes of Section 162(m) of the Code and, therefore, to be deductible by the Company for income tax purposes.

2. DEFINITIONS

      Whenever used in the Plan, the following terms shall have the meanings set forth below:

            (a) An "Acceleration Event" shall be deemed to have occurred if the conditions set forth in any one or more of the following paragraphs shall have been satisfied:

                  (i) a report on Schedule 13D shall be filed with the
            Securities and Exchange Commission pursuant to Section 13(d) of the Exchange Act disclosing that any person (within the meaning of Section 13(d) of the Exchange Act), other than the Company or a Subsidiary or any employee benefit plan sponsored by the Company or a Subsidiary, is the Beneficial Owner directly or indirectly of twenty percent (20%) or more of the outstanding Common Stock $1 par value, of the Company (the "Stock");

                  (ii) any person (within the meaning of Section 13(d) of the
            Exchange Act), other than the Company or a Subsidiary, or any employee benefit plan sponsored by the Company or a Subsidiary, shall purchase shares pursuant to a tender offer or exchange offer to acquire any Stock of the Company (or securities convertible into Stock) for cash, securities or any other consideration, provided that after consummation of the offer, the person in question is the Beneficial Owner, directly or indirectly, of twenty percent (20%) or more of the outstanding

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            Stock of the Company (calculated as provided in paragraph (d) of
            Rule 13d-3 under the Exchange Act in the case of rights to acquire Stock);

                  (iii) the stockholders of the Company shall approve

                        (a) any consolidation, business combination or merger
                  involving the Company, other than a consolidation, business combination or merger involving the Company in which holders of Stock immediately prior to the consolidation, business combination or merger (x) hold fifty percent (50%) or more of the combined voting power of the Company (or the corporation resulting from the merger or consolidation or the parent of such corporation) after the merger and (y) have the same proportionate ownership of common stock of the Company (or the corporation resulting from the merger or consolidation or the parent of such corporation), relative to other holders of Stock immediately prior to the merger, business combination or consolidation, immediately after the merger as immediately before; or

                        (b) any sale, lease, exchange or other transfer (in one
                  transaction or a series of related transactions) of all or substantially all the assets of the Company;

                  (iv) there shall have been a change in a majority of the
            members of the Board within a 12-month period unless the election or nomination for election by the Company's stockholders of each new director during such 12-month period was approved by the vote of two-thirds of the directors then still in office who (x) were directors at the beginning of such 12-month period or (y) whose nomination for election or election as directors was recommended or approved by a majority of the directors who where directors at the beginning of such 12-month period; or

                  (v) any person (within the meaning of Section 13(d) of the
            Exchange Act) (other than the Company or a Subsidiary or any employee benefit plan (or related trust) sponsored by the Company or a Subsidiary) becomes the Beneficial Owner of twenty percent (20%) or more of the Stock.

            (b) "Award" means an award granted to a Key Employee in accordance with the provisions of the Plan and approved by the Committee.

            (c) "Award Agreement" means the written agreement evidencing an Award granted to a Key Employee under the Plan and approved by the Committee.

            (d) "Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d-3 of the general rules and regulations under the Exchange Act.

            (e) "Board of Directors" or "Board" means the Board of Directors of the Company.

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            (f) "Code" means the Internal Revenue Code of 1986, as now in effect or as hereafter amended. (All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered.)

            (g) "Committee" means the Compensation and Personnel Committee of the Board or such other committee as may be designated by the Board to administer the Plan, all of whose members shall be "Non-Employee Directors" under the Exchange Act and "Outside Directors" under Section 162(m) of the Code.

            (h) "Company" means ITT Industries, Inc., an Indiana corporation, and its successors and assigns.

            (i) "Director" means an individual who is a member of the Board.

            (j) "Disability" means the complete permanent inability of a Key Employee to perform all of his or her duties under the terms of his or her employment with any Participating Company, as determined by the Committee upon the basis of such evidence, including independent medical reports and data, as the Committee deems appropriate or necessary.

            (k) "Effective Date" means the date this Plan becomes effective, as set forth in Section 1.1 herein.

            (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

            (m) "Key Employee" means an employee (including any officer or Director who is also an employee) of any Participating Company whose responsibilities and decisions, in the judgment of the Committee, directly affect the performance of the Company and its Subsidiaries.

            (n) "Participating Company" means the Company or any Subsidiary or other affiliate of the Company or any corporation which at the time of award qualifies as a "subsidiary" of the Company under Section 425(f) of the Code.

            (o) "Participant" means an employee of a Participating Company who is a Key Employee and who has received an Award under the Plan.

            (p) "Performance Goal" means one or more Performance Measures expressed as an objective formula to be used in calculating the amount payable, if any, with respect to a designated Award and shall be established by the Committee within the first ninety (90) days of the applicable Performance Period. A Performance Goal may provide for various levels of payout depending upon the degree to which the Performance Goal has been achieved.

            (q) "Performance Measure" means one or more financial or other objectives determined by the Committee as provided in Section 3.4 herein.

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            (r) "Performance Period" means the period determined by the
      Committee, which shall be in excess of one year, during which the Performance Goal shall be achieved.

            (s) "Retirement" means eligibility to receive immediate retirement benefits under a Participating Company tax-qualified defined benefit pension plan.

            (t) "Subsidiary" means any corporation in which the Company owns directly or indirectly through its Subsidiaries at least a majority of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company or its Subsidiaries own at least a majority of the combined equity thereof.

3. ADMINISTRATION

      3.1 The Plan shall be administered by the Committee, the members of which shall serve at the pleasure of the Board.

      3.2 Authority of the Committee. Subject to the provisions herein, the Committee shall have full power to select the Key Employees to whom Awards are granted; to determine the size and frequency of Awards (which need not be the same for each Participant); to determine the terms and conditions of each Award; to establish Performance Measures, Performance Goals and Performance Periods (which need not be the same for each Participant); to set forth guidelines governing the amounts of Awards; to revise the amounts of Awards and/or the Performance Measures and/or Performance Goals during a Performance Period to the extent necessary to preserve the intent thereof, and to the extent necessary to prevent dilution of Participants' rights; to construe and interpret the Plan and any agreement or instrument entered into under the Plan; to establish, amend, rescind, or waive rules and regulations for the Plan's administration; and, subject to the provisions of Article 9 herein, to amend, modify, and/or terminate the Plan. Further, the Committee shall have the full power to make all other determinations which may be necessary or advisable for the administration of the Plan, to the extent consistent with the provisions of the Plan.

      As permitted by law, the Committee may delegate its authority and responsibilities; provided, however, that the Committee may not delegate certain of its responsibilities hereunder where such delegation may jeopardize compliance with Section 16 of the Exchange Act or Section 162(m) of the Code, and all rules and regulations thereunder.

      3.3 Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, including the Company, its shareholders, employees, Participants, and their estates and beneficiaries.

      3.4 Performance Goals and Measures. Performance Goals shall be based on one or more Performance Measures as established by the Committee, which may include financial measures with respect to the Company and its Subsidiaries or with respect to a Participating Company. Performance Measures may include factors such as the attainment of certain target

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levels of or changes in (i) economic value added; (ii) after-tax profits; (iii)
operational cash flow; (iv) debt or other similar financial obligations; (v) earnings; (vi) revenues; (vii) net income; (viii) return on capital; (ix) shareholders' equity; (x) return on shareholders' equity; (xi) total shareholder return (measured as a change in the market price of the common stock of the Company plus dividend yield) relative to one or more indices such as the S&P 500 or the S&P Industrials; and (xii) such additional or other criteria as the Committee may determine.

4. ELIGIBILITY AND PARTICIPATION

      4.1 Eligibility and Participation. Eligibility shall be limited to Key Employees. Participation shall be at the discretion of the Committee.

5. AWARDS

      5.1 Award Timing and Frequency. The Committee shall have complete discretion in determining the number and frequency of Awards to each Participant. Participation in the Plan shall begin on the first day of each Performance Period. However, the Committee, at its sole discretion, may grant an Award to a Key Employee during any Performance Period. In such cases, the Participant's degree of participation for such Performance Period may be pro rated, based on whatever method the Committee shall determine.

      5.2 Award Value. Each Award shall have an initial value that is established by the Committee at the time of Award. No single Award to any Participant shall be for an amount that exceeds the lesser of 200% of the Participant's annual base salary as in effect at the time of the Award or $4,000,000.

      5.3 Achieving Award Value. The Committee shall establish Performance Goals to be achieved during the Performance Period and the various percentage payouts, if any, for each Award which are dependent upon the degree to which the Performance Goals have been achieved, all as shall be referred to in the individual Award Agreement.

      5.4 Certification of Performance Targets. After the end of each Performance Period, and prior to the payment for such Performance Period, the Committee must certify in writing the degree to which the Performance Goals and Performance Measures for the Performance Period were achieved. The Committee shall calculate the amount of each Participant's Award for such Performance Period based upon the Performance Measures and Performance Goals for each Participant. In establishing Performance Targets and Performance Measures and in calculating the degree of achievement thereof, the Committee may ignore extraordinary items, property transactions, changes in accounting standards and losses or gains arising from discontinued operations. The Committee shall have no authority or discretion to increase the amount of any Participant's Award as so determined, but it may reduce the amount or totally eliminate any Award if it determines in its absolute and sole discretion that such action is appropriate in order to reflect the Participant's performance or unanticipated factors during the Performance Period.

      5.5 Form and Timing of Payment of Awards. Payment with respect to earned Awards shall be made as soon as practicable following the close of the applicable Performance Period. Payment shall be made, in whole or in part, in the form of cash and/or common stock of the

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Company at the sole discretion of the Committee. In no event will the aggregate number of shares of common stock of the Company issued to Participants with respect to any Performance Period exceed one percent (1%) of the total of the issued and outstanding shares of such common stock, plus treasury stock, as reported in the Annual Report on Form 10-K of the Company for the fiscal year ending immediately prior to or simultaneous with such Performance Period.

      5.6 Funding of Awards. Awards need not be funded during the Performance Period. Any obligation of the Company to make payments with respect to Awards shall be a general obligation of the Company with Participants to whom payment of an Award may have been earned and due being general creditors of the Company.

      5.7 Award Agreements. Each Award shall be evidenced by an Award Agreement, which shall be approved by the Committee, signed by an officer of the Company and by the Participant, and contain or refer to the terms and conditions that apply to the Award, which shall include, but shall not be limited to, the amount of the Award, the Performance Measures, the Performance Goals, the levels of payout dependent upon the degree to which the Performance Goals have been achieved, and the length of the Performance Period. The terms and conditions need not be the same for each Participant, or for each Performance Period.

6. TERMINATION OF EMPLOYMENT

      6.1 Termination of Employment Due to Death, Disability, or Retirement. In the event a Participant's employment is terminated by reason of death, Disability or Retirement, the Participant may be entitled to a pro rata payment with respect to Awards in accordance with such rules and regulations as the Committee shall adopt.

      6.2 Termination for Reasons Other than Death, Disability, or Retirement. In the event a Participant's employment is terminated for reasons other than death, Disability, or Retirement, and other than that brought about by an Acceleration Event, all rights to any Awards shall be forfeited, unless the Committee determines otherwise.

7. ACCELERATION EVENT

      7.1 Upon the occurrence of an Acceleration Event, the Performance Goals attainable under all outstanding-Awards shall be deemed to have been fully earned at the maximum achievement level and shall be paid out in cash upon the effective date of the Acceleration Event.

      Subject to Article 9 herein, prior to the effective date of an Acceleration Event, the Committee shall have the authority to make any modifications to outstanding Awards as it determines to be necessary to provide Participants with an appropriate payout with respect to their Awards.

8. BENEFICIARY DESIGNATION

      8.1 Designation of Beneficiary. Each Participant may file with the Participating Company a written designation of one or more persons as the beneficiary who shall be entitled to receive payout, if any, with respect to the Award upon his or her death. The Participant may from time to time revoke or change his or her beneficiary designation without the consent of any

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prior beneficiary by filing a new designation with the Participating Company.
The last such designation received by the Participating Company shall be controlling; provided however, that no designation, or change or revocation thereof, shall be effective unless received by the Participating Company prior to the Participant's death, and in no event shall it be effective as of a date prior to such receipt.

      8.2 Death of Beneficiary. In the event that all the beneficiaries named by a Participant pursuant to Section 8.1 herein predecease the Participant, any amounts that would have been paid to the Participant or the Participant's beneficiaries under the Plan shall be paid to the Participant's estate.

9. AMENDMENT, MODIFICATION, AND TERMINATION

      9.1 Amendment, Modification, and Termination. The Board may terminate, amend, or modify the Plan. However, no such termination, amendment or modification may change the class of employees eligible to participate in the Plan or materially increase the cost of the Plan or materially increase the benefits to Participants without whatever approval of the stockholders of the Company may be required by the Code, Section 16 of the Exchange Act, any national securities exchange or system on which the Company's shades of common stock are then listed or reported, or any regulatory body having jurisdiction with respect hereto.

      9.2 Awards Previously Granted. No termination, amendment, or modification of the Plan shall in any manner adversely affect any outstanding Award, without the written consent of the Participant holding such Award.

10. MISCELLANEOUS PROVISIONS

      10.1 Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or any of its Subsidiaries.

      10.2 Nontransferability. No Award may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

      10.3 Rights to Common Stock. Awards do not give Participants any right whatsoever with respect to shares of the Company's common stock prior to the time, if any, when such shares of common stock are issued to such Participant.

      10.4 Costs of the Plan. All costs of the Plan including, but not limited to, payout of Awards and administrative expenses, shall be incurred as general obligations of the Company.

      10.5 Tax Withholding. The Company shall have the right to require Participants to remit to the Company an amount sufficient to satisfy applicable Federal, state, foreign and local withholding tax requirements, or to deduct from all payments under the Plan amounts sufficient to satisfy all such requirements.

      10.6 Successors. All obligations of the Company under the Plan with respect to payout of Awards shall be binding on any successor to the Company, whether the existence of

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such successor is the result of a direct or indirect purchase, merger, consolidation, or other acquisition of all or substantially all of the business or assets of the Company.

      10.7 Indemnification. Each person who is or shall have been a member of the Committee or the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation, By-laws, insurance or other agreement or otherwise.

      10.8 Notice. Any notice or filing required or permitted to be given to the Company under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail to the Secretary of the Company. Notice to the Secretary of the Company, if mailed, shall be addressed to the principal executive offices of the Company. Notice mailed to a Participant shall be at such address as is given in the records of the Company. Notices shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

      10.9 Severability. In the event that any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

      10.10 Requirements of Law. The granting and payout of Awards shall be subject to all applicable laws, rules, and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required.

      10.11 Governing Law. To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of New York.

                                 ADMINISTRATION

      The Plan is administered by a Committee of the Board of Directors of ITT Industries, presently designated as the Compensation and Personnel Committee, the members of which serve during the pleasure of the Board. The Committee is composed of directors none of whom is an officer or employee of ITT Industries and none of whom is eligible to receive any award under the Plan.

                             FEDERAL TAX TREATMENT

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      The following is a brief summary of the current United States federal income tax rules generally applicable to grants of Awards and payments with respect to Awards under the Plan. As the following discussion provides only the general rules, it is suggested that Participants consult their own tax advisors as to the specific federal, state, local and foreign tax consequences applicable to them.

A.    UNITED STATES CITIZENS AND/OR UNITED STATES RESIDENTS

      The grant or communication of an Award to a Participant is not a taxable event for the Participant at that time. However, when such Awards are paid out, whether taking the form of stock, cash or both, such amounts are compensation income to the Participant for federal income tax purposes. As such, the total amount to be received by the Participant, whether made in stock, cash or any combination thereof, is subject to withholding which will be calculated on the total final payment value and deducted from any cash portion of the Award. With respect to the portion of the Awards paid in stock, the amount of compensation to the Participant is the fair market value of the shares as determined at the end of the Performance Period. This amount becomes the Participant's cost basis in the shares. Upon any subsequent sale, the Participant would be subject to federal income taxation only to the extent that the proceeds of sale exceed that basis.

      ITT Industries is entitled to a federal tax deduction at the same time and to the same extent that the Participant realizes compensation income.

B.    FOREIGN CITIZENS WHO ARE NONRESIDENTS OF THE UNITED STATES

      Since any payment with respect to Awards under the Plan is compensation income to the Participant, whether or not a foreign nonresident Participant will be subject to taxation by the United States will depend upon where the services for which the Award was granted were performed. In general, if a foreign Participant receives payment with respect to an Award for a Performance Period in which he or she did not work in the United States, the receipt of payment with respect to such Award will not be subject to taxation by the United States. However, such amount will most likely be subject to taxation in his or her country of residence. If a foreign Participant worked both within the United States and abroad for the Performance Period to which the Award relates, the amount of compensation subject to taxation by the United States would be that portion allocated based upon the number of days spent working in the United States during the Performance Period. Please be advised that most income tax treaties with the United States address compensation issues such as these and may modify the general rules discussed herein.

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